UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2015

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (844) 842-8872

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On December 10, 2015, Cherubim Interests, Inc. (the “Company”) issued to certain officers, directors and affiliates of the Company, warrants (the “Warrants”) to acquire an aggregate of 20,312 Series B Preferred Shares (the “Preferred Shares”). The warrants have an exercise price of $0.01 per share. The Warrants were issued pursuant to that certain Settlement and Release Agreement, and Series B Subscription Agreement (collectively, the “Agreements”) for the conversion of debt held on the books and records of the Company in the aggregate amount of $507,806.96. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the Warrants pursuant to the Debt Conversion was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously noted in Item 3.02 above, on December 10, 2015, pursuant to the Agreements, the Company issued the Warrants to acquire the Preferred Shares, to certain officers, directors and affiliates of the Company, the result of which was the extinguishment of outstanding debts in the collective amount of $507,806.96. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the Warrants pursuant to the Debt Conversions was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Form of Settlement and Release Agreement

10.2

Form of Subscription Agreement

10.3

Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: December 10, 2015
By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer